Exhibit 99.1

NEOTHETICS REPORTS FOURTH QUARTER 2015 FINANCIAL RESULTS

SAN DIEGO, March 29, 2016 — Neothetics, Inc. (NASDAQ: NEOT) today reported financial results and business progress for the fourth quarter 2015.

Fourth Quarter 2015 Highlights

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Neothetics reported top-line results from its AbCONTOUR1 and AbCONTOUR2 U.S.-based pivotal Phase 3 trials to evaluate the safety and efficacy of LIPO-202 for the reduction of central abdominal bulging due to subcutaneous fat. In both studies, LIPO-202 did not meet its co-primary composite and secondary endpoints. The co-primary endpoints were the proportion of subjects who reported an improvement of at least one point on the Patient-Global Abdominal Perception Scale (P-GAPS) and an improvement of at least two points on the Clinician Photonumeric Scale (CPnS) and the proportion of subjects who reported an improvement of at least two points on the P-GAPS and an improvement of at least two points on the CPnS. LIPO-202 continued to show a benign safety profile in these trials.

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Neothetics announced issuance of U.S. Patent Number 9,198,885 by the United States Patent and Trademark Office (USPTO). This patent is directed to specific methods of using LIPO-202 and other agents for the reduction of fat accumulation and is the fourth issued patent directed to Neothetics' lead product candidate LIPO-202.

Recent highlights

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Neothetics plans to initiate a Phase 2 trial with a modified formulation of LIPO-202 in the third quarter of 2016 for the reduction of central abdominal bulging, which the company anticipates having top-line data from in first quarter of 2017. This Phase 2 study will be a randomized, double-blind, placebo-controlled trial designed to assess the efficacy, safety and tolerability of a modified formulation of LIPO-202. Neothetics also plans to initiate a Phase 2 proof of concept study of LIPO-202 for the reduction of localized fat deposits under the chin (submental fat) in the third quarter of 2016, which the company anticipates having top-line data from by year end 2016.

Fourth Quarter Ended December 31, 2015 Financial Results

Research and development expenses for the fourth quarter of 2015 were $7.0 million, compared to $2.0 million for the same quarter in 2014. R&D expenses for full year 2015 were $34.4 million, compared to $5.2 million in full year 2014. The increase in R&D expenses in year over year primarily reflects expenses related to conducting the Phase 3 LIPO-202 AbCONTOUR1 and AbCONTOUR2 clinical trials, as well as the planning and initiation of supplemental clinical studies.

General and administrative expenses for the fourth quarter of 2015 were $2.2 million, compared to $1.3 million for the same quarter in 2014. Total general and administrative expenses for full year 2015 were $7.6 million, compared to $4.4 million in full year 2014. The increase in general and administrative expenses year over year is primarily attributable to general legal fees, insurance, and investor and public relations activities increasing as a result of becoming a public company, as well as the hiring of additional personnel.

Net loss for the fourth quarter of 2015 was $9.5 million, or $0.69 basic and diluted net loss per share, compared to a net loss of $2.9 million, or $0.45 basic and diluted net loss per share, for the same period in 2014. For the full year, net loss was $43.2 million, or $3.15 basic and diluted net loss per share, compared to a net loss of $10.8 million, or $5.36 basic and diluted net loss per share for the full year ended December 31, 2014.

Cash and cash equivalents were $37.7 million as of December 31, 2015 compared to $75.9 million as of December 31, 2014.

About LIPO-202

LIPO-202 is an injectable formulation of salmeterol xinafoate, a well-known long-acting ß2-adrenergic receptor agonist used in several FDA-approved drugs, including ADVAIR® for asthma. LIPO-202 is designed to be a locally-injected drug that causes localized shrinking of fat cells without any effect on nearby tissues. LIPO-202 activates ß2-adrenergic receptors on fat cells, triggering the metabolism of triglycerides stored in the fat cells, and thereby shrinking them across the treatment area.  LIPO-202 clinical research is focused on reducing undesirable localized areas of fat, including central abdominal fat in non-obese patients (stomach rolls) and submental fat (double chin).

About Neothetics, Inc.

Neothetics is a clinical-stage specialty pharmaceutical company focused on development and commercialization of therapeutics for the aesthetic market. Our current focus is on localized fat reduction and body contouring. Neothetics’ product candidate, LIPO-202, is a potential injectable treatment for undesirable, localized areas of fat that requires no pain management before or after treatment, no downtime, and causes no damage to nearby tissues. For more information on Neothetics, please visit www.neothetics.com. Neothetics, LIPO-202, LIPO-102 and the Neothetics logo are trademarks or registered trademarks of Neothetics, Inc. Other names and brands may be claimed as the property of others.

Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the ability to develop a modified formulation of LIPO-202, timing of conducting and obtaining results from Phase 2 trials with a modified formulation of LIPO-202 whether our modified formulation of LIPO-202 is able to demonstrate positive results, Neothetics’ plans to research, develop and commercialize LIPO-202 and other product candidates, as well as expected timing for reporting results from clinical trials. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Neothetics’ current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with clinical trials and obtaining regulatory approval to commercialize LIPO-202 and other product candidates, such as the ability to enroll a sufficient number of patients on a timely basis into clinical trials, the extent to which the clinical trials achieve positive results, product development activities, the need to raise additional funding, when needed, in order to conduct our business, the degree of market acceptance of LIPO-202 by physicians, patients and others in the medical community, our reliance on third parties, including third-party suppliers for manufacturing and distribution of products, regulatory developments in the United States and foreign countries, Neothetics’ ability to obtain and maintain intellectual property protection for LIPO-202 and its product candidates, competition in the aesthetics industry and other market conditions. All forward-looking statements contained in this press release speak only as of the date on which they were made. Neothetics undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents the company files with the SEC available at www.sec.gov, including without limitation, Neothetics’ Form 10-K for the year ended December 31, 2015 and subsequent Quarterly Reports on Form 10-Q.

Neothetics, Inc.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Operating expenses:
Research and development	$7,027,800	$1,916,678	$34,409,664	$5,174,876
General and administrative	2,203,884	1,341,122	7,639,427	4,416,181
Total operating expenses	9,231,684	3,257,800	42,049,091	9,591,057
Loss from operations	(9,231,684)	(3,257,800)	(42,049,091)	(9,591,057)
Interest income	5,681	4,441	26,033	7,555
Interest expense	(289,148)	(212,284)	(1,133,987)	(374,891)
Gain (loss) on change in fair value of preferred stock warrants	—	568,970	—	(860,843)
Net loss	$(9,515,151)	$(2,896,673)	$(43,157,045)	$(10,819,236)
Net loss per share, basic and diluted	$(0.69)	$(0.45)	$(3.15)	$(5.36)
Weighted average shares used to compute basic and diluted net loss per share	13,733,723	6,460,182	13,696,033	2,017,601

Neothetics, Inc.

Condensed Balance Sheets

(Unaudited)

	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$37,748,603	$75,947,516
Prepaid expenses and other current assets	1,976,997	925,773
Total current assets	$39,725,600	76,873,289

Restricted Cash	200,000	—
Property and equipment, net	186,372	24,809
Total assets	$40,111,972	$76,898,098
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,017,192	$997,269
Accrued clinical trial expenses	1,422,810	—
Other accrued expenses	903,148	912,320
Long-term debt, current portion	2,756,351	—
Total current liabilities	9,099,501	1,909,589
Long-term debt, net of current portion	7,205,176	9,741,080
Stockholders' equity:
Preferred Stock, $0.0001 par value; 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock - $0.0001 par value; 300,000,000 shares authorized; 13,750,016 and 13,671,311 shares issued and outstanding at December 31, 2015 and 2014 respectively;	1,374	1,366
Additional paid-in capital	136,637,678	134,920,775
Accumulated deficit	(112,831,757)	(69,674,712)
Total stockholders’ equity	23,807,295	65,247,429
Total liabilities and stockholders’ equity	$40,111,972	$76,898,098

COMPANY CONTACTS:

Susan A. Knudson

Chief Financial Officer

858-500-7780

sknudson@neothetics.com

Fara Berkowitz, R.Ph, Pharm.D

Senior Director, Investor Relations and Corporate Development

646-494-1589

fberkowitz@neothetics.com